Exhibit 16.1

April 22, 2008

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Re:	Aspen Diversified Fund LLC
File Number: 000-52544

We have read Aspen Diversified Fund LLC’s statements included under Item 4.01(a) of its Form 8-K dated April 22, 2008, which is to be filed with the Securities and Exchange Commission, and we agree with such statements as they pertain to our firm.

/s/ Williams Benator & Libby, LLP
Williams Benator & Libby, LLP